Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-57355




                           PROSPECTUS SUPPLEMENT NO. 7
                       (to prospectus dated July 17, 1998)

                                3,267,564 Shares
                       First Industrial Realty Trust, Inc.
                                  Common Stock

     This prospectus supplement supplements information contained in the "Selling Stockholders" section of the prospectus dated July 17, 1998 relating to the potential offer and sale from time to time of up to 3,267,564 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated July 17, 1998, including any supplements or amendments to such prospectus.

     The table below reflects the following transactions:

     o the transfer by the Collins Family Trust u/a/d 5/9/69 of 62,985 units to The Carol and James Collins Foundation.



                                           Number of Shares and Units Owned              Number of Shares
Name                                             Before the Offering                      Offered Hereby

Collins Family Trust u/a/d 5/9/69                      100,000                               100,000
The Carol and James Collins Foundation                  62,985                                62,985

           The date of this prospectus supplement is August 15, 2002.